UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2010

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2010, the Board of Directors (the “Board”) of Furiex Pharmaceuticals, Inc., appointed Dr. Steve Kaldor as a member of its Board. Dr. Kaldor will hold office until Furiex’s 2011 Annual Meeting of Stockholders or until his successor is elected and qualified.

Dr. Kaldor was recommended to the Board and the Nominating and Corporate Governance Committee of the Board (the “Committee”) by Furiex Chairman Fred Eshelman. The Committee’s criteria for selecting appropriate candidates include, but are not limited to: personal and professional ethics, integrity and values; commitment to Furiex and its shareholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. After reviewing him, the Committee recommended Dr. Kaldor for appointment to the Board.

There were no arrangements or understandings between Dr. Kaldor and any other person pursuant to which Dr. Kaldor was appointed as a director and there are no related party transactions between Dr. Kaldor and Furiex. The Board committees that Dr. Kaldor will serve on have not yet been determined. Furiex intends to pay Dr. Kaldor director fees on the same terms as the other independent directors generally.

The press release announcing Dr. Kaldor’s appointment is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: December 10, 2010
/s/ Marshall Woodworth
Marshall Woodworth
Vice President – Finance